UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 28, 2007 (February 23, 2007)

CONSTELLATION ENERGY GROUP, INC.
Exact name of registrant as specified in its charter

1-12869	MARYLAND	52-1964611
Commission File Number	State of Incorporation of both registrants	IRS Employer Identification No.

750 E. PRATT STREET, BALTIMORE, MARYLAND	21202
(Address of principal executive offices)	(Zip Code)

410-783-2800

(Registrants’ telephone number, including area code)

NOT APPLICABLE

(Former name, former address
and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

ITEM 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 23, 2007, the Board of Directors of Constellation Energy Group, Inc. (“Constellation Energy”) approved the 2007 Long-Term Incentive Plan (the “LTIP”) and the amended and restated Executive Annual Incentive Plan (the “AIP”), subject to approval by shareholders at Constellation Energy’s 2007 annual meeting.  Both the LTIP and AIP are structured to satisfy the requirements for performance-based compensation within the meaning of section 162(m) of the Internal Revenue Code, so that Constellation Energy may preserve its ability to deduct for tax purposes such compensation awarded in excess of $1 million to certain top paid executives.

Under the LTIP, officers, employees, consultants, and members of the Board of Directors of Constellation Energy and its subsidiaries are eligible to receive awards.  The LTIP provides for the grant of equity, restricted stock and restricted stock units, performance units, stock options, stock appreciation rights and cash-based awards.  Subject to adjustment for certain events, an aggregate of 9 million shares of common stock may be delivered pursuant to awards under the LTIP, of which 4.5 million may be issued in connection with restricted stock, restricted stock unit, performance unit and equity awards.  The LTIP will be effective as of the date of shareholder approval and will remain in effect for a period of ten years.  It will be administered by the Compensation Committee of the Board of Directors although the committee may delegate its authority with respect to participants who are not directors or executive officers of Constellation Energy.  A copy of the LTIP is filed as Exhibit 10(t) to Constellation Energy’s Annual Report on Form 10-K for the year ended December 31, 2006 and is incorporated herein by reference.

Under the AIP, participants may receive an award in any performance period based upon a percentage of an incentive pool equal to the greater of (i) 3% of Constellation Energy’s Income from Operations for the performance period, (ii) 3% of Constellation Energy’s Income from Continuing Operations Before Income Taxes for the performance period, (iii) 5% of Constellation Energy’s Net Income for the performance period and (iv) 20% of Constellation Energy’s Net Cash Provided by Operating Activities for the performance period (as each such term is defined in the AIP).  The Compensation Committee will administer the AIP and will be responsible for designating eligible participants and allocating an incentive pool percentage to each participant at the beginning of a performance period.  If approved by shareholders, the AIP will be effective as of January 1, 2007.  A copy of the AIP is filed as Exhibit 10(o) to Constellation Energy’s Annual Report on Form 10-K for the year ended December 31, 2006 and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CONSTELLATION ENERGY GROUP, INC.
(Registrant)

Date:	February 28, 2007	/s/ Charles A. Berardesco
Charles A. Berardesco
Vice President, Associate General Counsel,
Chief Compliance Officer and Corporate
Secretary